                                                                  EXHIBIT 99.3


UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BioTransplant Incorporated (BioTransplant) completed its acquisition of Eligix, Inc. (Eligix) on May 15, 2001. Upon effectiveness of the merger, Eligix became a wholly owned subsidiary of BioTransplant.

The following unaudited pro forma condensed combined financial information gives effect to the merger using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and related notes of BioTransplant, which are included in BioTransplant's annual report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the three months ended March 31, 2001 and with the historical financial statements of Eligix which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

Under the terms of the merger agreement, a wholly owned subsidiary of BioTransplant, BT/EL Acquisition Co., merged with and into Eligix and the security holders of Eligix received or will receive up to an aggregate of 5,610,000 shares of BioTransplant common stock, either in the merger or upon exercise or conversion of Eligix options, warrants and notes assumed by BioTransplant in the merger. All Eligix stockholders had 10% of the BioTransplant stock they would otherwise be entitled to receive deposited in an escrow account that may be used to compensate BioTransplant if BioTransplant is entitled to indemnification under the merger agreement. Any indemnification escrow shares that, 15 months following the completion of the merger, have not been used to indemnify BioTransplant and that are not subject to any unresolved claims for indemnification by BioTransplant, will be distributed to the Eligix stockholders. In addition, all Eligix stockholders had an additional 10% of their BioTransplant stock deposited in an escrow account to secure achievement by Eligix of CE mark approval by the European Union of Eligix' TCell-HDM product by December 31, 2001. If the European Union does not allow Eligix to affix the CE mark, which denotes conformity to European standards for safety, to its TCell-HDM product by December 31, 2001, the Eligix stockholders will not receive any of the shares allocated to secure achievement of the milestone.

Additionally, Eligix personnel will receive an aggregate of 990,000 shares of BioTransplant common stock under the Eligix management equity incentive plan. These shares vest over a 365-day period beginning with the closing of the merger, with 33 1/3% of the shares vesting 90 days after closing of the merger, an additional 33 1/3% of the shares vesting 180 days after the closing of the merger, an additional 23 1/3% of the shares vesting 270 days after the closing of the merger and the remaining 10% of the shares vesting 365 days after the closing of the merger. If, within 365 days after the closing of the merger, BioTransplant terminates a former Eligix employee other than for cause, or an Eligix employee terminates his or her employment for good reason, that employee's shares will vest immediately in full upon termination. Otherwise, BioTransplant will have the right to repurchase a terminated employee's unvested shares for $0.01 per share. Of these shares, 99,000 are being held in escrow for 15 months following the completion of the merger to compensate BioTransplant if it is entitled to indemnification under the merger agreement and 99,000 shares are being held in escrow to secure achievement by Eligix of CE mark approval by the European Union of its TCell-HDM product by December 31, 2001. The value of the 891,000 shares deemed issued at the closing (including the 99,000 shares subject to the indemnification escrow) will be treated as deferred compensation and will be expensed over the 365-day vesting period. The per share price used to determine the value of these shares will be $6.84, the fair market value of BioTransplant common stock on the closing date of the merger. Additionally, the 99,000 shares held in escrow to secure the achievement of CE mark approval will be valued using the fair market value of BioTransplant common stock on the date these shares are released from escrow and be recorded as deferred compensation.

The merger is being accounted for using the purchase method of accounting, in a manner consistent with Accounting Principles Board (APB) No. 16. Accordingly, the total purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The purchase price will be determined using the average market value of BioTransplant common stock for the period from two days before to two days after the announcement of the merger, December 11, 2000, which is $8.3564 per share, to value the common shares deemed to be issued to the Eligix security holders at the closing date, consisting of

1

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the shares issuable at the closing date and the indemnity escrow shares, and adding the expenses of the merger. Additionally, the fair value of BioTransplant options and warrants exchanged for Eligix options and warrants will be determined in accordance with the Black-Scholes option pricing model using the same average market value as the fair market value.

Deferred compensation recorded in connection with the acquisition consists of the intrinsic value of unvested options issued to Eligix employees and shares of stock issuable as of the closing date under the Eligix management equity incentive plan.

The intrinsic value of all options and warrants and the value of all shares excluding shares held in escrow subject to CE mark approval issuable under the Eligix management equity incentive plan at the closing date will be determined as of closing date.

For purposes of the pro forma disclosure below, the intrinsic value of unvested employee options and the value of shares issuable as of the closing date under the Eligix management equity incentive plan have been determined as of March 31, 2001.

The estimate of the purchase price and deferred compensation which has been used for the unaudited pro forma condensed combined financial information as of March 31, 2001 is as follows (in thousands):

Purchase price:
   Common stock (4,291,260 shares)                                                $        35,860
   Value of BioTransplant's options (633,652 shares) and warrants
     (124,088 shares) exchanged for Eligix' options and warrants                            5,052
   Estimated merger expenses                                                                3,700
                                                                                  ---------------
         Total purchase price                                                              44,612
                                                                                  ---------------
Deferred compensation:
   Deferred compensation related to unvested options issued to Eligix employees               781
   Deferred compensation related to restricted shares issued under the
     Eligix management equity incentive plan                                                4,734
                                                                                  ---------------
         Total deferred compensation                                                        5,515
                                                                                  ---------------
         Total consideration                                                      $        50,127
                                                                                  ===============

The actual purchase price and deferred compensation will be determined as of closing and will reflect the actual closing balance sheet of Eligix consistent with APB No. 16. With the assistance of valuation advisors, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities based on their fair values. Based upon preliminary appraisals, the purchase price allocation and deferred compensation which has been used for the unaudited pro forma condensed combined financial information as of March 31, 2001 is as follows (in thousands):

Purchase price:
   Net liabilities assumed                                           $        (2,604)
   Intangible assets:
     Acquired technology                                                      25,000
     Assembled workforce                                                       1,000
     Goodwill                                                                  1,216
     In-process research and development                                      20,000
                                                                     ---------------
         Total purchase price                                                 44,612
                                                                     ---------------
Deferred compensation:
   Deferred compensation related to unvested options issued to
     Eligix employees                                                            781
   Deferred compensation related to restricted shares issued under
     the Eligix management equity incentive plan                               4,734
                                                                     ---------------
         Total deferred compensation                                           5,515
                                                                     ---------------
         Total consideration                                         $        50,127
                                                                     ===============

The final purchase price allocation will reflect the final purchase price calculation and the final appraisals of the tangible and intangible assets acquired. In addition, to the extent that the 10% escrowed shares relating to CE mark approval of the Eligix TCell-HDM product are released to the former Eligix stockholders and the Eligix employees under the Eligix management equity incentive plan, the purchase price and deferred compensation will be increased by the value of such shares on the date the relevant escrow release is satisfied.

Based on fair value as determined by management, all the intangible assets that are part of the purchase of Eligix were identified and a preliminary valuation was made. It was determined that the intangible assets included technology, which included core technology and patents owned and licensed, assembled workforce, in-process research and development and goodwill.

Eligix has rights to the technology that it licenses and on which it may pay royalties and/or license fees. The royalties and license fees have been negotiated at arms-length and they currently represent fair market royalty rates. As such, it was determined that no favorable license right existed at Eligix. The trademarks/names were not valued because it was concluded that their value was not material. The preliminary valuation of intangibles included $25.0 million for acquired technology, $1.0 million for the assembled workforce, $20.0 million for in-process research and development and $830,000 for goodwill. Intangible assets, excluding in-process research and development, are expected to be amortized over five to seven years. The fair value of the in-process research and development, which relates to Eligix' current in-process development projects, will be recorded as an expense in the period in which the merger is completed. Deferred compensation will be expensed over the remaining vesting period of the options and shares of one to five years.

The acquired in-process research and development, or IPR&D, consists of development work to date on the projects described below. The technology resulting from these development efforts offers no alternative use in

3

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the event that they prove to be not feasible. If the technology failed to achieve Food and Drug Administration approval and was proposed for an alternate indication, it would be subjected to the risk associated with another series of clinical trials. The new indication would also face regulatory risks associated with the FDA approval process.

Most remaining development spending associated with the projects concerns not only their technical completion but also principally the cost of completing clinical trials required for ultimate FDA approval. All of these remaining costs would be incurred in full should the projects fail and need to return to the laboratory for further development. The development effort for the acquired IPR&D does not possess alternative future use for Eligix under the terms of SFAS No. 2.

The valuation of the in-process research and development was determined using the income method. Revenue and expense projections as well as technology assumptions were prepared through 2014 based on information provided by Eligix management. Revenue projections for each in-process development project were identified as follows: (1) revenue derived from products relying on current technology, if any, and (2) revenue derived from projects relying on a new in-process research and development project. Expense projections, including cost of goods and operating expenses, varied depending on the in-process development project. The projected cash flows, adjusted based on probability of success, were discounted using an 18% rate. The fair value of in-process research and development was determined separately from all other acquired assets using the income approach. The in-process development projects are not expected to reach technological feasibility until the 2001-2004 timeframe. Management is responsible for the assumptions used to determine the estimated fair value of the in-process research and development.

The following table summarizes the nature, timing and estimated completion cost for each Eligix IPR&D project, which is measured (1) for the United States only for BCell-HDM, with the expectation of near-term receipt of CE mark for BCell-HDM, recognized as acquired technology, and (2) for the earlier of CE mark approval or FDA approval for TCell-HDM and PanT-HDM:

                      EXPECTED         ESTIMATED
   DESCRIPTION         RELEASE          COST TO
    OF PROJECT          DATE           COMPLETE
TCell-HDM               2001       $4.0 million
PanT-HDM                2003       $15.0 million
BCell-HDM               2004       $13.0 million

Based on the timing of the closing of the transaction, the finalization of the integration plans and other factors, the final purchase adjustments may differ materially from those presented in the pro forma condensed combined financial information. A final appraisal of the intangibles will be performed as of the closing date and the allocation adjusted accordingly. The effect of these adjustments on the results of operations will depend on the nature and amount of the assets or liabilities adjusted.

The unaudited pro forma condensed combined financial information does not purport to represent what the consolidated financial position or results of operations actually would have been if the merger, in fact, had occurred on March 31, 2001 or on January 1, 2000 or to project the consolidated financial position or results of operations as of any future date or any future period. BioTransplant is currently integrating Eligix and has not determined if there will be any cost savings. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and related notes of BioTransplant, which are included in BioTransplant's annual report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the three months ended March 31, 2001 and the historical financial statements and related notes of Eligix which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

BIOTRANSPLANT

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2001

                                                                                                        PRO FORMA
                                                                 BIO-                      ------------------------------
                                                               TRANSPLANT     ELIGIX         ADJUSTMENTS        COMBINED
                                                             -------------------------(IN THOUSANDS)---------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                 $    10,273   $       711   $    (3,700)   (B)   $     7,284
   Other receivable                                                  150             -             -                  150
   Due from Eligix                                                 2,000             -        (2,000)   (G)             -
   Prepaid expenses and other current assets                         852            49             -                  901
                                                             -----------   -----------   -----------          -----------
         Total current assets                                     13,275           760        (5,700)               8,335
                                                             -----------   -----------   -----------          -----------
Property and Equipment, net                                        1,260         2,694             -                3,954
                                                             -----------   -----------   -----------          -----------
Other Assets:
   Acquired technology                                                 -             -        25,000    (A)        25,000
   Assembled workforce                                                 -             -         1,000    (A)         1,000
   Goodwill                                                            -             -         1,216    (A)         1,216
   Other                                                              90           128             -                  218
                                                             -----------   -----------   -----------          -----------
         Total other assets                                           90           128        27,216               27,434
                                                             -----------   -----------   -----------          -----------
                                                             $    14,625   $     3,582   $    21,516          $    39,723
                                                             ===========   ===========   ===========          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
   Current portion of long-term debt                         $       233   $         -   $         -          $       233
   Current portion of capital lease obligations                       37             -             -                   37
   Current portion of loans payable                                    -           996             -                  996
   Convertible notes                                                   -         7,972        (7,972)   (C)             -
   Note payable to BioTransplant                                       -         2,000        (2,000)   (G)             -
   Accounts payable                                                  619         1,149             -                1,768
   Accrued expenses                                                1,356           999             -                2,355
                                                             -----------   -----------   -----------          -----------
         Total current liabilities                                 2,245        13,116        (9,972)               5,389
                                                             -----------   -----------   -----------          -----------
Long-term Debt, net of current portion                               194             -             -                  194
                                                             -----------   -----------   -----------          -----------
Capital Lease Obligations, net of current                             69             -             -                   69
                                                             -----------   -----------   -----------          -----------
Long-term Portion of Loans Payable                                     -         1,042             -                1,042
                                                             -----------   -----------   -----------          -----------
Convertible Preferred Stock                                            -        21,333       (21,333)   (C)             -
                                                             -----------   -----------   -----------          -----------
Stockholders' Equity (Deficit):

   Common stock                                                      118             -            43    (D)           170
                                                                                                   9    (E)
   Additional paid-in capital                                     83,136         5,612        (5,612)   (C)       129,511
                                                                                              40,869    (D)
                                                                                               4,725    (E)
                                                                                                 781    (F)

   Deferred compensation                                               -        (3,093)        3,093    (C)        (5,515)
                                                                                              (4,734)   (E)
                                                                                                (781)   (F)

   Deficit accumulated during the development stage              (71,137)      (34,428)      (20,000)   (A)       (91,137)
                                                                                              34,428    (C)
                                                             -----------   -----------   -----------          -----------
         Total stockholders' equity (deficit)                     12,117       (31,909)       52,821               33,029
                                                             -----------   -----------   -----------          -----------
         Total liabilities and stockholders' equity
         (deficit)                                           $    14,625   $     3,582   $    21,516          $    39,723
                                                             ===========   ===========   ===========          ===========

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.

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BIOTRANSPLANT

Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2000

                                                                                                       PRO FORMA
                                                                 BIO-                    --------------------------------
                                                              TRANSPLANT      ELIGIX         ADJUSTMENTS        COMBINED
                                                             -------------(IN THOUSANDS, EXCEPT PER SHARE DATA)---------
Total Revenues                                               $     4,563   $         -   $         -          $     4,563
                                                             -----------   -----------   -----------          -----------
Expenses:
   Research and development                                       14,973         8,097             -               23,070
   General, administrative and marketing                           2,544         3,683             -                6,227
   Amortization of assembled workforce, acquired
     technology, goodwill and deferred compensation                    -             -         8,802    (H)         8,802
                                                             -----------   -----------   -----------          -----------
         Total expenses                                           17,517        11,780         8,802               38,099
                                                             -----------   -----------   -----------          -----------
         Operating loss                                          (12,954)      (11,780)       (8,802)             (33,536)

Other Income (Expense)                                             1,275        (1,192)          632    (J)           715
                                                             -----------   -----------   -----------          -----------
         Net loss                                            $   (11,679)  $   (12,972)  $    (8,170)         $   (32,821)
                                                             ===========   ===========   ===========          ===========
Net Loss per Common Share:
   Basic and diluted                                         $     (1.01)  $    (83.15)                       $     (2.10)
                                                             ===========   ===========                        ===========
   Common shares used in computing basic and diluted net
     loss per share                                               11,547           156                             15,663
                                                             ===========   ===========                        ===========

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.

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BIOTRANSPLANT

Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2001

                                                                                                       PRO FORMA
                                                                 BIO-                    -------------------------------
                                                              TRANSPLANT      ELIGIX         ADJUSTMENTS        COMBINED
                                                              ------------(IN THOUSANDS, EXCEPT PER SHARE DATA)---------
Total Revenues                                               $         -   $         -   $         -          $         -
                                                             -----------   -----------   -----------          -----------
Expenses:
   Research and development                                        1,985         1,557             -                3,542
   General, administrative and marketing                             482           802             -                1,284
   Amortization of acquired technology, assembled
     workforce, goodwill and deferred compensation                     -             -         1,031    (I)         1,031
                                                             -----------   -----------   -----------          -----------
         Total expenses                                            2,467         2,359         1,031                5,857
                                                             -----------   -----------   -----------          -----------
         Operating loss                                           (2,467)       (2,359)       (1,031)              (5,857)

Other Income (Expense)                                               156          (489)          424    (J)            91
                                                             -----------   -----------   -----------          -----------
         Net loss                                            $    (2,311)  $    (2,848)  $      (607)         $    (5,766)
                                                             ===========   ===========   ===========          ===========
Net Loss per Common Share:
   Basic and diluted                                         $     (0.20)  $    (17.47)                       $     (0.36)
                                                             ===========   ===========                        ===========
   Common shares used in computing basic and diluted net
     loss per share                                               11,796           163                             16,075
                                                             ===========   ===========                        ===========

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.

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

BIOTRANSPLANT

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1)   BASIS OF PRESENTATION

      The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 give effect to the merger as if the transaction had occurred on January 1, 2000. The unaudited pro forma condensed combined balance sheet of March 31, 2001 gives effect to the merger as if it had occurred on March 31, 2001. The unaudited pro forma condensed combined financial information is based upon a preliminary calculation of the purchase price and deferred compensation and a preliminary purchase price and deferred compensation allocation. The unaudited information will change based upon the actual closing.

      Below is a table of the estimated purchase price and deferred compensation, in thousands:

                                                                                  TOTAL
      Estimated purchase price:
         Common stock                                                        $        35,860
         Value of BioTransplant's options and warrants exchanged for
           Eligix' options and warrants                                                5,052
         Estimated merger-related fees and expenses                                    3,700
                                                                             ---------------
               Total estimated purchase price                                         44,612
                                                                             ---------------
      Estimated deferred compensation:
         Deferred compensation related to unvested options issued to
           Eligix employees                                                              781
         Deferred compensation related to restricted shares issued under
           the Eligix management equity incentive plan                                 4,734
                                                                             ---------------
               Total estimated deferred compensation                                   5,515
                                                                             ---------------

               Total estimated consideration                                 $        50,127
                                                                             ===============

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

BIOTRANSPLANT

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Below is a table of the preliminary purchase price allocation, in thousands:

                                                                                  TOTAL
      Estimated purchase price allocation:
         Net liabilities assumed                                             $        (2,604)
         Acquired technology                                                          25,000
         Assembled workforce                                                           1,000
         Goodwill                                                                      1,216
         In-process research and development                                          20,000
                                                                             ---------------
               Total estimated purchase price allocation                              44,612
                                                                             ---------------
      Estimated deferred compensation allocation:
         Deferred compensation related to unvested options issued to
           Eligix employees                                                              781
         Deferred compensation related to restricted shares issued to members of Eligix' management under the Eligix management
           equity incentive plan                                                       4,734
                                                                             ---------------
               Total estimated deferred compensation allocation                        5,515
                                                                             ---------------
               Total estimated consideration                                 $        50,127
                                                                             ===============

(2)      PRO FORMA ADJUSTMENTS

Adjustments to record the purchase of Eligix on the March 31, 2001 unaudited pro forma condensed combined balance sheet, in thousands:

           To record acquired technology                               $        25,000
(A)        To record assembled workforce                                         1,000
           To record goodwill                                                    1,216
           To record write-off of in-process research and development           20,000

(B)        To record payment of merger related expenses                $        (3,700)

(C) To eliminate convertible notes, convertible preferred stock and equity accounts of Eligix

(D)        To record the issuance of BioTransplant common stock, options and warrants for Eligix common stock, options and warrants:
              Common stock, $0.01 par value                            $            43
              Additional paid-in capital                                        40,869

BIOTRANSPLANT

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(E)        To record the issuance of 891,000 management equity
              incentive shares:
              Common stock at $0.01 par value                                $       9
              Additional paid-in capital                                         4,725
              Deferred compensation                                             (4,734)

(F)        To record deferred compensation related to unvested
              options issued to Eligix employees:
              Additional paid-in capital                                     $     781
              Deferred compensation                                               (781)

(G)        To eliminate intercompany accounts:
              Due to BioTransplant                                           $  (2,000)
              Due to Eligix                                                     (2,000)

Adjustments to record amortization of assembled workforce, acquired technology and deferred compensation in the unaudited pro forma condensed combined statement of operations, in thousands:

For the year ended December 31, 2000:

(H)        Amortization of acquired technology                               $   3,571
           Amortization of assembled workforce                                     200
           Amortization of goodwill                                                174
           Amortization of deferred compensation                                 4,912
                                                                             ---------
                             Total                                           $   8,857
                                                                             =========

For the three months ended March 31, 2001:

(I)        Amortization of acquired technology                               $     893
           Amortization of assembled workforce                                      50
           Amortization of goodwill                                                 44
           Amortization of deferred compensation                                    44
                                                                             ---------
                             Total                                           $   1,031
                                                                             =========

(J) To eliminate interest expense related to Eligix convertible notes

As required by Article 11 of Regulation S-X, the unaudited pro forma condensed combined statement of operations excludes material non-recurring charges which result directly from the merger and which will be recorded within twelve months following the merger. The following schedule shows the effect of the write-off of in-process research and development of $20,000,000.

BIOTRANSPLANT

Notes to Unaudited Pro Forma Condensed Combined Financial Information


                                        YEAR ENDED      THREE MONTHS ENDED
                                    DECEMBER 31, 2000     MARCH 31, 2001
                                    -----------------     ---------------
                                     (IN THOUSANDS)      (IN THOUSANDS)
Pro forma combined net loss.......     $(52,821)            $(25,776)
Pro forma combined basic and
   diluted net loss per common
   share..........................     $  (3.37)            $  (1.56)

(3) PRO FORMA NET LOSS PER SHARE

The unaudited basic and diluted net loss per share is based on the weighted average number of shares of BioTransplant common stock outstanding prior to the merger plus the number of shares of BioTransplant common stock deemed to be issued upon the closing of the merger to existing security holders. Shares issuable under the Eligix management equity incentive plan are included on a weighted average basis calculated based on the respective vesting periods. Shares related to the indemnity escrow have been included on a weighted average basis from the date of the expected issuance. Shares related to the CE mark approval have not been included.